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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) FEBRUARY 18, 2005

                            THE GYMBOREE CORPORATION
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             (Exact name of registrant as specified in its charter)

             Delaware                   000-21250             942615258
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   (State or other jurisdiction     (Commission File        (IRS Employer
        of incorporation)                Number)         Identification No.)

         500 Howard Street, San Francisco, CA                94105
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       (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code  (415) 278-7000


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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED
             AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a) On February 18, 2005, the management of The Gymboree Corporation (the "Company") concluded that the Company's previously issued financial statements for the quarters ending May 1, 2004, July 31, 2004 and October 30, 2004 should be restated. The Company is in the process of determining whether other financial statements will also require restatement.

        The Company's management reached its conclusion that such prior financial statements should be restated in connection with a review of certain non-cash items relating to its lease accounting practices. The review stemmed from a public letter issued by the SEC to the American Institute of Certified Public Accountants on February 7, 2005, which clarified the interpretation of existing accounting literature applicable to certain leases and leasehold improvements. Similar to other retailers with numerous operating leases, the Company will adjust its method of accounting for rent holidays, landlord allowances and incentives.

        The Company expects to record non-cash adjustments affecting results from continuing operations and net income to conform to the interpretation provided by the SEC. These adjustments, which will include amounts related to the Company's new corporate headquarters, retail stores and other operating leases, have not been finalized. Based on its preliminary assessment, the Company estimates that it will record an additional non-cash charge in fiscal 2004 of approximately $0.06 to $0.07 per diluted share relating to the Company's new corporate headquarters. This restatement will impact selling, general and administrative expenses and is expected to reduce income from continuing operations and net income for the first, second, third and fourth quarters of fiscal 2004 by approximately $0.01, $0.02, $0.02, $0.01 per diluted share, respectively. The Company is currently calculating the impact related to its retail stores and other operating leases. As a result, the estimated range of earnings per share for the fourth quarter of fiscal 2004 and for fiscal 2004 that were provided in the press release dated February 3, 2005 by the Company should not be relied upon.

        As a result of the Company's determination to restate its consolidated financial statements as discussed above, the financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 29, 2005 should no longer be relied upon. The amount of the adjustment related to accounting for retail store and other operating leases, when determined, is likely to affect periods prior to fiscal 2004. The Company has not determined whether such adjustments will require restatement of prior periods.

        The Company's management has discussed its conclusion disclosed in this Form 8-K with the Audit Committee of the Board of Directors and Deloitte & Touche LLP, the Company's independent public accountants.

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ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

   (c)        Exhibits

   99.1       Press release of The Gymboree Corporation issued February 22, 2005

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 THE GYMBOREE CORPORATION


Date:  February 22, 2005                         By: /s/ Blair W. Lambert
                                                     ---------------------------
                                                     Blair W. Lambert
                                                     Chief Operating Officer and
                                                     Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
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  99.1           Press release of The Gymboree Corporation issued
                 February 22, 2005

                                        5